UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2008

UBS MANAGED FUTURES LLC (ASPECT SERIES)
(Exact name of registrant as specified in its charter)

Delaware	000-52192	03-0607985
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o UBS MANAGED FUND SERVICES INC.
One North Wacker Drive
31st Floor
Chicago, Illinois 60606
(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 272-2613

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 26, 2008, UBS Managed Fund Services Inc. (“UBS MFS”), UBS Securities LLC and AlphaMetrix, LLC (“AlphaMetrix”) entered into an Assignment Agreement (the “Agreement”) in which UBS MFS agreed to assign all of its managerial interest in the Registrant to AlphaMetrix, subject to the consent of investors in the Registrant.  Under the Agreement, the anticipated date of the assignment will be November 1, 2008, or such other date as may be agreed upon between AlphaMetrix and UBS MFS (the “Effective Date”).

Under the terms of the Agreement, AlphaMetrix has agreed to: (i) retain Aspect Capital Limited as the Registrant’s sole commodity trading advisor; (ii) retain UBS Financial Services Inc. as the Registrant’s exclusive selling agent; (iii) retain UBS Securities LLC as the Registrant’s primary clearing broker; (iv) retain UBS AG as the Registrant’s primary foreign exchange dealer and (v) retain the Registrant’s current administrator and auditor in their same respective capacities through the end of the 2008 audit of the Registrant, the delivery of the 2008 Schedules K-1 to the Registrant’s members and the filing of the Registrant’s Form 10-K for the fiscal year-end, unless agreed otherwise in writing between UBS MFS and AlphaMetrix.  UBS MFS may terminate the Agreement, without liability, at any time prior to the Effective Date.  In the event of any material breach by UBS MFS prior to the Effective Date, AlphaMetrix may terminate the Agreement without liability.  The Agreement may be terminated without liability by either party if the Effective Date has not occurred on or before January 1, 2009.

It should be noted that UBS Financial Services Inc., UBS Securities LLC and UBS AG are all affiliates of UBS MFS.  Furthermore, certain of the employees of UBS MFS will be employed by AlphaMetrix in the future.

A copy of the Agreement is filed herewith as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.  The description of the Agreement contained herein is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

Exhibit 2.1	Assignment Agreement with AlphaMetrix, LLC, dated as of September 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 29, 2008

UBS MANAGED FUTURES LLC (ASPECT SERIES)

By: UBS Managed Fund Services Inc., Manager

By:	/s/ Richard Meade
Name:	Richard Meade
Title:	President and Chief Executive Officer